                                                                    EXHIBIT 12.2


              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
    COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (dollars in millions)


                                                                                                     Three
                                                                                                     Months
                                                         Year Ended December 31,                     Ended
                                          -----------------------------------------------------     March 31,
                                           1991        1992        1993        1994        1995       1996
                                          ------      ------      ------      ------      ------    ---------
Earnings:
 1. Income before
     income taxes and
     cumulative effect
     of accounting
     changes                              $  834      $  906      $1,550      $  869      $  215      $  197
 2. Add: Fixed charges
     excluding
     capitalized
     interest
     (Line 13)                             3,614       3,099       3,148       3,884       5,356       1,384
 3. Less: Equity in undistri-
     buted income of
     unconsolidated
     subsidiaries and
     affiliates                               31          40          30          45          28          10
                                          ------      ------      ------      ------      ------      ------
 4. Earnings including
     interest on deposits                  4,417       3,965       4,668       4,708       5,543       1,571
 5. Less: Interest on
     deposits                              1,589       1,119       1,013         965       1,359         335
                                          ------      ------      ------      ------      ------      ------
 6. Earnings excluding
     interest on deposits                 $2,828      $2,846      $3,655      $3,743      $4,184      $1,236
                                          ======      ======      ======      ======      ======      ======

Preferred Stock Dividend Requirements:
 7. Preferred stock dividend
     requirements                         $   34      $   30      $   23      $   28      $   51      $   15
 8. Ratio of income from
     continuing operations
     before income taxes to
     income from continuing
     operations after income
     taxes                                   125%        142%        145%        141%        145%        143%
                                          ------      ------      ------      ------      ------      ------
 9. Preferred stock dividend
     requirements on a pretax
     basis                                $   43      $   43      $   33      $   39      $   74      $   21
                                          ======      ======      ======      ======      ======      ======

Fixed Charges:
10. Interest Expense                      $3,585      $3,072      $3,122      $3,858      $5,330      $1,377
11. Estimated interest
     component of net
     rental expense                           29          27          26          26          26           7
12. Amortization of debt
     issuance expense                          -           -           -           -           -           -
                                          ------      ------      ------      ------      ------      ------
13. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest                  3,614       3,099       3,148       3,884       5,356       1,384
14. Add: Capitalized
     interest                                  -           -           -           -           -           -
                                          ------      ------      ------      ------      ------      ------
15. Total fixed charges                    3,614       3,099       3,148       3,884       5,356       1,384
16. Add: Preferred stock
     dividend require-
     ments - pretax
     (Line 9)                                 43          43          33          39          74          21
                                          ------      ------      ------      ------      ------      ------
17. Total combined fixed
     charges and preferred
     stock dividend require-
     ments on a pretax
     basis                                 3,657       3,142       3,181       3,923       5,430       1,405
18. Less: Interest on
     deposits
     (Line 5)                              1,589       1,119       1,013         965       1,359         335
                                          ------      ------      ------      ------      ------      ------
19. Combined fixed charges
     and preferred stock
     dividend requirements
     on a pretax basis
     excluding interest on
     deposits                             $2,068      $2,023      $2,168      $2,958      $4,071      $1,070
                                          ======      ======      ======      ======      ======      ======
Consolidated Ratios of Earnings
 to Combined Fixed Charges
 and Preferred Stock
 Dividend Requirements:
  Including interest on
  deposits
  (Line 4/Line 17)                          1.21        1.26        1.47        1.20        1.02        1.12
                                          ======      ======      ======      ======      ======      ======
  Excluding interest on
   deposits
   (Line 6/Line 19)                         1.37        1.41        1.69        1.27        1.03        1.16
                                          ======      ======      ======      ======      ======      ======